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                                                                      EXHIBIT 23


               [CAWLEY, GILLESPIE & ASSOCIATES, INC. LETTERHEAD]


                                 March 25, 1999

San Juan Basin Royalty Trust
Bank One, Texas, N.A.
Corporate Trust Department
500 Throckmorton Street, Suite 801
Fort Worth, Texas 76102

Ladies and Gentlemen:

     Cawley, Gillespie & Associates, Inc. hereby consents to the use of the oil and gas reserve information in the San Juan Basin Royalty Trust Securities & Exchange Commission Form 10-K for the year ended December 31, 1998 and in the San Juan Basin Royalty Trust Annual Report for the year ended December 31, 1998 based on reserve reports dated March 25, 1999 prepared by Cawley, Gillespie & Associates, Inc.

                                        Sincerely,



                                        CAWLEY, GILLESPIE & ASSOCIATES, INC.